UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 10, 2012

Image Sensing Systems, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-26056	41-1519168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Spruce Tree Centre, 1600 University Avenue West, St. Paul, Minnesota  55104

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code  (651) 603-7700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)      On September 10, 2012, Kris B. Tufto accepted the terms of his employment as the interim President and Chief Executive Officer of Image Sensing Systems, Inc. (the “Company”). The terms of his employment are set forth in an offer letter, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K. Mr. Tufto will receive an annual base salary of $260,000.00. The offer letter provides that he will not be eligible for Company benefits and that the term of his employment expires on December 31, 2012, subject to the Company’s right to terminate his employment at an earlier date at will.

In addition, on September 10, 2012, the Company granted to Mr. Tufto a 10-year non-incentive stock option to purchase 5,000 shares of the Company’s common stock at an exercise price of $5.05 per share, which is equal to the closing price of the Company’s common stock on September 7, 2012 as quoted on The NASDAQ Capital Market. The option becomes exercisable in two equal installments on each of the first and second and anniversary dates of the date of grant.

The foregoing description of the terms of the offer letter is qualified in its entirety by reference to the copy of the offer letter, which is an exhibit to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits. The following document is hereby filed as an exhibit to this Current Report on Form 8-K:

Exhibit No.

10.1 Offer letter from the Company to Kris B. Tufto accepted by Mr. Tufto on September 10, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Image Sensing Systems, Inc.

Date: September 10, 2012
	By	/s/ Gregory R. L. Smith
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

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Exhibit Index

Exhibit No.

10.1          Offer letter from the Company to Kris B. Tufto accepted by Mr. Tufto on September 10, 2012.

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